UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2019

Fidus Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00861	27-5017321
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1603 Orrington Avenue, Suite 1005, Evanston, Illinois		60201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-859-3940

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By correspondence dated March 7, 2019, John A. Mazzarino informed the Board of Directors (the “Board”) of Fidus Investment Corporation, a Maryland corporation (the “Company”), of his intent to resign as director of the Company, and as a member of the Company’s Audit & Compensation Committee and Nominating and Corporate Governance Committee, effective as of March 7, 2019. Mr. Mazzarino informed the Board that his resignation was for personal reasons and was not due to any disagreements with the Company relating to the Company’s operations, policies or practices. The Company thanks Mr. Mazzarino for his service to the Company and wishes him well.

On March 7, 2019, the Board elected Edward X. Tune as an independent director, effective March 7, 2019, to fill the vacancy created by Mr. Mazzarino’s departure. Mr. Tune will serve until the 2019 annual meeting of the stockholders of the Company. Mr. Tune was also elected to serve as a member of the Audit & Compensation Committee and the Nominating and Corporate Governance Committee. There are no arrangements or understandings between Mr. Tune and any other persons pursuant to which he was selected as a director, nor is there any family relationship between Mr. Tune and any of the Company’s directors or other executive officers. In addition, Mr. Tune is not a party to any transaction or any proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Tune is a Partner of Brown Advisory, an investment management firm with offices in North America and Europe. Prior to joining Brown Advisory, Mr. Tune was a Managing Director at Brown Brothers Harriman (BBH) where for 14 years he served in a variety of client-facing and leadership roles in Charlotte and Chicago, including Chief Operating Officer and Chief Financial Officer for BBH’s wealth management unit. Prior to that, Mr. Tune served as a Vice President and investment advisor with Stein Roe & Farnham in Chicago for 8 years. Mr. Tune brings to the Board extensive investment management experience.

In connection with Mr. Tune’s election to the Board, the Company and Mr. Tune will enter into an Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2019	Fidus Investment Corporation

	By:	/s/ Shelby E. Sherard
Shelby E. Sherard
Chief Financial Officer and Secretary